UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2003.


OLYMPIC RESOURCES LTD.
(Exact name of registrant as specified in its chapter)


Wyoming
(State or other jurisdiction
of incorporation
0-30598
(Commission
File Number)
N/A
(IRS Employer
Identification No.)

525 - 999 W. Hastings Street, Vancouver, B.C., Canada
(Address of principal executive offices)
V6C 2W2
(Zip Code)





Registrant's telephone number, including area code   (604) 689-1810


N/A
(Former name or former address, if changed since last report)





Items 1 through 3, and 5, 6 and 8 not applicable.

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

	On May 6, 2003, Davidson & Company, the principal independent accountant of Olympic Resources Ltd., a Wyoming corporation (the "Company") resigned due to a mutual understanding between management of the Company and Davidson & Company.

	During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of Davidson & Company, there were no disagreements with Davidson & Company which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Davidson & Company, would have caused Davidson & Company to make reference to the subject matter of the disagreements in connection with its reports. Davidson & Company, as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.

	On May 6, 2003, the board of directors of the Company approved and authorized the engagement of J. H. Cohn LLP, 5415
Oberlin Drive, San Diego, California, U.S.A. 92121, as the principal independent accountant for the Company.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

16.	Letter on Change in Certifying Accountant.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							OLYMPIC RESOURCES LTD.


Date: May 6, 2003					Per:	/s/ Daryl Pollock
							Name:	Daryl Pollock
							Title:	President and CEO

Date: May 6, 2003					Per:	/s/ Bev Funston
							Name:	Bev Funston
							Title:	Secretary








EXHIBIT INDEX


Number
Exhibit
Sequential Page
Number
16
Letter on Change in Certifying Accountant
5



DAVIDSON & COMPANY
Chartered Accountants
1200 - 609 Granville Street
P.O. Box 10372, Pacific Centre
Vancouver, B.C., Canada
V7Y 1G6
Phone (604) 687-0947 Fax (604) 687-6172


May 6, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K, dated May 6, 2003, of Olympic Resources Ltd. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

"Davidson & Company"

DAVIDSON & COMPANY
Chartered Accountants


cc: Olympic Resources Ltd.